Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

IP LICENSE AGREEMENT

This IP License Agreement (this “Agreement”) is entered into on March 29, 2018 (the “Effective Date”) between Toppan Printing Co., Ltd., a company organized under the laws of Japan (“Licensor”), and VTS-Touchsensor Co., Ltd. (formerly known as Toppan Touch Panel Products, Co., Ltd.), a company organized under the laws of Japan (“Licensee”).  Each of Licensor and Licensee is referred to as a “Party.”

RECITALS

A.                                    Licensor, which owns 35% of Licensee’s outstanding capital, and VIA Optronics GmbH, a company organized under the laws of Germany (“VIA”), which owns 65% of Licensee’s outstanding capital, are party to a Framework Agreement dated November 30, 2017 (the “Framework Agreement”), pursuant to which Licensor has agreed to license to Licensor the Licensed IP.

B.                                    The Parties enter into this Agreement to implement the license of Licensed IP from Licensor to Licensee in accordance with the Framework Agreement.

The Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   The terms set forth below have the meanings specified or referred to below.

Affiliate:  Of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” of a Person (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of at least 50% of the outstanding voting securities of the Person.

Business:  The business of developing, manufacturing, and marketing Products operated by Licensor in Japan immediately before the Closing Date.

Business Day:  Any day except Saturday, Sunday or any other day on which commercial banks located in Tokyo, Japan or Frankfurt, Germany are authorized or required by Law to be closed for business.

Closing Date:  The Closing Date under the Framework Agreement.

Governmental Authority:  Any national, prefectural, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

Intellectual Property:  Any of the following rights in any jurisdiction: (a) patents and patent applications, (b) trademarks, service marks, trade dress, and other proprietary indicia of goods and services, whether registered or unregistered, and the goodwill connected with the use of and symbolized by any of the foregoing, (c) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights all of the following and similar intangible property and related proprietary rights, and (d) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable.

Law:  Any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

Licensed IP:  The Intellectual Property listed in Schedule 1 and any know-how that is a nonpatentable improvement to Licensed Patents or Licensed Know-how that is made or developed by Licensor after the Closing Date and that Licensor determines to be necessary for the Business.

Licensed Know-how:  The know-how listed in Schedule 1.

Licensed Patents:  The patents and patent applications listed in Schedule 1, together with all patents that issue therefrom.

Losses:  Actual out-of-pocket losses, damages, liabilities, costs or expenses.

Payment Statement:  As defined in Section 4.3(b).

Person:  An individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

Products:  Copper touch panel sensors used in touch panel modules and copper PET film used in touch panel sensors.

Quarterly Period:  Each three-month period starting on January 1, April 1, July 1, and October 1.

Representative:  With respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

Royalty:  As defined in Section 4.1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Sales Price:  The net amount of monies or cash equivalent or other consideration paid to Licensee for sales of Products, excluding VAT (value added tax) and consumption tax, as applicable.  For the purposes of calculating Sales Price, all calculations will be in accordance with generally accepted accounting principles in Japan.

Term:  As defined in Section 9.3.

VIA:  As defined in the Recitals.

ARTICLE II
LICENSE GRANT

Section 2.1                                   License Grant.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the period starting on the Closing Date and ending when the Term ends, a non-exclusive, non-transferable, non-sublicensable, worldwide license under the Licensed IP to manufacture, have manufactured, sell, offer to sell, import and export Products under the Licensed IP.

Section 2.2                                   Limited Grant.  Except for the rights and licenses granted by Licensor under Section 2.1, this Agreement does not grant to Licensee or any other Person any right, title, or interest, by implication, estoppel, or otherwise.  Without limitation of the foregoing, nothing in this Agreement will be construed as granting by implication, estoppel, or otherwise, any right, title, or interest in, to, or under any Licensor patents other than the Licensed Patents regardless of whether such other patents are dominant or subordinate to any Licensed Patent.  All rights, titles, and interests not specifically and expressly granted by Licensor hereunder are hereby reserved.

ARTICLE III
COVENANTS

Section 3.1                                   Disclosure of Licensed Know-How.  Licensor shall, as promptly as practically possible after the Closing Date, prepare and disclose to Licensee a written manual that explains the Licensed Know-how necessary for the manufacture of Products.

Section 3.2                                   Improvements.  If Licensee makes any invention or improvement based on or related to the Licensed IP, Licensee shall promptly inform Licensor of that improvement, and unless agreed otherwise in writing, Licensee and Licensor will jointly own that improvement.  The Parties shall take all necessary actions to record and otherwise perfect the Parties’ joint ownership of that improvement.

Section 3.3                                   Patent Prosecution and Maintenance.

(a)                                 For each patent and patent application included as a Licensed Patent, Licensor shall be solely responsible for, and shall make all decisions concerning, the preparation, filing, prosecution and maintenance thereof (including whether to file, prepare, prosecute and maintain).  Licensor does not undertake to prosecute and/or maintain any patent and patent

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application included as a Licensed Patent and Licensor may decide to cease prosecution or maintaining any each patent and patent application included as a Licensed Patent in its sole and absolute discretion.

(b)                                 If Licensor transfers a Licensed Patent to a third Person, Licensor shall exercise commercially reasonable efforts to enable Licensee to obtain a license to the transferred Licensed Patent from the third-Person transferee pursuant to terms that are substantively the same as the license terms in this Agreement.  If Licensor decides to transfer or abandon a Licensed Patent, Licensor shall notify Licensee of the decision in writing at least thirty (30) days before any such transfer or any deadline for such prosecution or maintenance fees, as applicable, of such Licensed Patent, and if requested by Licensee within thirty (30) days after such Licensor’s written notice, Licensor shall, (i) in the case of a transferred Licensed Patent, exercise best efforts to sell or otherwise assign such transferred Licensed Patent to Licensee at commercially reasonable terms pursuant to good faith negotiations between the Parties, taking into account Licensor’s contractual obligations to sell or transfer such Licensed Patent to a third Person, and (ii) in the case of an abandoned Licensed Patent, sell or otherwise assign such abandoned Licensed Patent to Licensee at commercially reasonable terms pursuant to good faith negotiations between the Parties.

Section 3.4                                   Challenges to Licensed Patents.  If Licensee or an Affiliate institutes or actively participates as an adverse party in, or otherwise provides material support to, any action, suit, or other proceeding anywhere in the world to invalidate or limit the scope of any Licensed Patent claim or obtain a ruling that any Licensed Patent claim is unenforceable or not patentable, Licensor may immediately terminate this Agreement with notice to Licensee with no opportunity for Licensee to cure.

ARTICLE IV
ROYALTIES

Section 4.1                                   Royalties.  Licensee shall pay to Licensor a royalty of [***]% of the Sales Price of each Product sold by or for Licensee anywhere in the world during the Term pursuant to the license grant in Section 2.1 (“Royalty”).

Section 4.2                                   Taxes.  Royalties and other sums payable under this Agreement are exclusive of taxes.  Licensee shall be responsible for all sales, use, excise, and value added taxes, and any other similar taxes, duties, and charges of any kind imposed by any Governmental Authority on any amounts payable by Licensee hereunder, other than any taxes imposed on, or with respect to, Licensor’s income, revenues, gross receipts, personnel, or real or personal property, or other assets, and shall pay all Royalties and other sums payable hereunder free and clear of all deductions and withholdings whatsoever, unless the deduction or withholding is required by Law.  If any deduction or withholding is required by Law, Licensee shall pay to Licensor such sum as will, after the deduction or withholding has been made, leave Licensor with the same amount as it would have been entitled to receive without any such requirement to make a deduction or withholding.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Section 4.3                                   Payment Terms and Royalty Statements.

(a)                                 Licensee shall pay all Royalties and any other sums payable under this Agreement for each Quarterly Period within 30 days after the end of that Quarterly Period.  Licensee shall make all payments in Japanese Yen by wire transfer of immediately available funds to a bank account to be designated in writing by Licensor.

(b)                                 On or before the due date for all payments to Licensor pursuant to Section 4.1, Licensee shall submit to Licensor a statement (the “Payment Statement”) showing:

(i)                                     the total number of Products manufactured and sold by Licensee in the relevant Quarterly Period;

(ii)                                  the total Sales Price of all Products sold by Licensee in the relevant Quarterly Period;

(iii)                               the Quarterly Period for which the Royalties were calculated;

(iv)                              the method used to calculate the Royalties, including an identification of all deductions taken to calculate the Royalties;

(v)                                 the exchange rate used for calculating any Royalties; and

(vi)                              any other information that is necessary for an accurate accounting of the payments made pursuant to this Agreement.

(c)                                  Interest of 6% per year, calculated on a daily basis from the date the payment was required to be paid to the date of actual payment, will be assessed to any late payment.

ARTICLE V
RECORDS AND AUDIT

Section 5.1                                   Records.  For a period of five years from the Closing Date, Licensee shall keep complete and accurate records of its sales, uses, transfers, and other dispositions of Product necessary for the calculation of payments to be made to Licensor hereunder.

Section 5.2                                   Audit.  Licensor may, after receiving any Payment Statement from Licensee, itself or through an independent accountant selected by Licensor, examine and audit Licensee’s records during Licensee’s normal business hours to verify all payments made under this Agreement, provided that Licensor shall send prior written notice to Licensee at least two weeks before the date of the audit.  If Licensor’s or the auditor’s report shows that payments made by Licensee are deficient, Licensee shall pay Licensor the deficient amount plus interest on the deficient amount, as calculated pursuant to Section 4.1(c), within ten Business Days after Licensee’s receipt of the audit report.  Licensor shall pay for the cost of the audit, unless the

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audit reveals that payments made by Licensee are deficient by more than 5%, in which case Licensee shall pay for the cost of the audit.

ARTICLE VI
ENFORCEMENT OF LICENSED PATENTS AND LICENSED KNOW-HOW
AND THIRD-PARTY INFRINGEMENT CLAIMS

Section 6.1                                   Notice of Infringement or Third-Party Claims.  If (a) either Party believes that a Licensed Patent or Licensed Know-how is being infringed or misappropriated by a third Person or (b) if a third Person alleges that any Licensed Patent is invalid or unenforceable, or claims that a Product, or its use, development, manufacture, or sale, infringes that third Person’s intellectual property rights, the Party possessing that belief or awareness of those claims shall promptly provide written notice to the other Party and provide it with all details of that infringement or claim, as applicable, that are known by the notifying Party.

Section 6.2                                   Right to Bring Action.

(a)                                 Licensor has the sole right and discretion to prevent or abate any actual or threatened misappropriation or infringement by a third Person relating to the Licensed Patents and Licensed Know-how.  Licensor has the right to prosecute any such proceeding in Licensor’s own name.  If Licensor brings any such proceeding, upon Licensor’s request Licensee shall provide all reasonable cooperation and assistance required to prosecute such proceedings.

(b)                                 Licensor shall bear its own costs and expenses in all such proceedings and have the right to control the conduct thereof and be represented by counsel of its own choice therein.

Section 6.3                                   No Obligation to Sue.  Licensor has no obligation to bring any suit, action, or other proceeding against any alleged infringer of any Licensed Patent.

Section 6.4                                   Recovery and Settlement.  If Licensor undertakes the enforcement, (a) any recovery, damages, or settlement derived from that suit, action, or other proceeding will be retained in its entirety by Licensor and (b) Licensor may settle any such suit, action, or other proceeding, whether by consent order, settlement, or other voluntary final disposition, without the advance written approval of Licensee, to the extent such settlement does not harm Licensee’s any use of Licensed IP granted hereunder.

Section 6.5                                   Third Person Claims.  If any claim alleging invalidity of or infringement by any Licensed Patent itself is made against Licensee from any third Person, Licensor shall indemnify Licensee against any losses, damages and liabilities arising out of any such claim alleging invalidity of or infringement by any Licensed Patent itself made by that third Person against Licensee.  For the avoidance of doubt, the indemnification undertaking in this provision does not apply to any claim alleging infringement by a Product or any other good or product developed, manufactured, or marketed by Licensee.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

ARTICLE VII
CONFIDENTIALITY

Section 7.1                                   Confidentiality of Agreement.  Neither Party shall disclose any terms of this Agreement except to its Affiliates and Representatives who have a need to know the terms of this Agreement.

Section 7.2                                   Confidentiality Obligations; Confidentiality.  Each Party agrees not to disclose the other Party’s Confidential Information without the other Party’s advance written consent.  “Confidential Information” of a Party means all non-public or sensitive or proprietary information about or of that Party, and in the case of Licensor, includes the Licensed Know-how.  Confidential Information does not include information (a) that has become publicly known through no breach by either Party of its confidentiality obligations hereunder, (b) that is independently and lawfully developed or obtained by a Party without access to the other Party’s Confidential Information, (c) is or becomes available to a Party on a non-confidential basis from a third Person, on condition that that third Person is not and was not prohibited from disclosing that information, or (d) that was known by or in the possession of a Party before the disclosure of that information to that Party pursuant to this Agreement, on condition that, in the case of each of (a) through (d), the Party seeking to disclose such information has the burden of demonstrating that it is not Confidential Information.  The Party receiving Confidential Information shall (i) not use the other Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement and (ii) maintain the other Party’s Confidential Information in strict confidence and, subject to Section 7.3, not disclose the other Party’s Confidential Information without the other Party’s advance written consent, except that the receiving Party may disclose the Confidential Information to its Affiliates or its and their Representatives who have a need to know the Confidential Information for purposes of the receiving Party’s performance, or exercise of its rights concerning the Confidential Information, on condition that the Party making such disclosure cause its Affiliates and its and their Representatives that have received any Confidential Information of the other Party to comply with this provision and that the disclosing Party be responsible for any act by such Affiliate or Representative that would constitute a breach of this provision had the act been undertaken by the disclosing Party.

Section 7.3                                   Mandatory Disclosure.  A Party may disclose Confidential Information of the other Party if required pursuant to applicable law, regulation or a valid order issued by a court or governmental agency of competent jurisdiction, on condition that the Party (a) first make commercially reasonable efforts to provide the other Party (i) prompt written notice of such requirement so that the other Party may seek, at its sole cost and expense, a protective order or other remedy, and (ii) reasonable assistance, at the other Party’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure, and (b) disclose only the portion of the Confidential Information that it is legally required to disclose.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Section 8.1                                   Licensor’s Representations and Warranties.

(a)                                 Licensor represents and warrants to Licensee that (i) on the Closing Date, Licensor has the exclusive authority to grant the license contemplated hereunder and enforce the Licensed IP, and (ii) if Licensor grants to Licensee a license in patents after the Closing Date, Licensor will own legal title to such licensed patents on the date of such license grant.

(b)                                 Licensor represents and warrants that: as of the Closing Date, (i) Licensed IPs are owned exclusively by Toppan, (ii) are necessary for manufacture, sale, and use of the Products and (iii) Licensor has valid legal title to or contractual rights in the Licensed Patents, as specified in Schedule 1.

Section 8.2                                   Disclaimer of Licensor Representations and Warranties.  WITH THE EXCEPTION OF THE REPRESENTATIONS AND WARRANTIES IN SECTION 8.1, LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, CONCERNING THE VALIDITY, ENFORCEABILITY, AND SCOPE OF THE LICENSED PATENTS, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS FOR ANY PURPOSE, OR LIKELIHOOD OF SUCCESS OF THE PRODUCTS, LICENSED KNOW-HOW, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

Section 8.3                                   EXCLUSION OF CONSEQUENTIAL AND OTHER INDIRECT DAMAGES; LIMITATION ON DAMAGES.  TO THE FULLEST EXTENT PERMITTED BY LAW AND EXCEPT FOR DAMAGES ARISING FROM LICENSOR’S INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE, LICENSOR WILL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS, OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.  UNDER NO CIRCUMSTANCES WILL LICENSOR BE LIABLE TO LICENSEE FOR DAMAGES IN EXCESS OF THE AMOUNT OF ROYALTIES RECEIVED BY LICENSOR UNDER THIS AGREEMENT.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

ARTICLE IX
TERM AND TERMINATION

Section 9.1                                   Term.  This Agreement commences on the Effective Date and, unless terminated earlier in accordance with Section 9.3, will remain in force until the expiration of the last Licensed Patent to expire that would be infringed by the unlicensed manufacture, use, importation, export, offer for sale, or sale of a Product (the “Term”).  As used in this Section 9.1, “expiration” and “expire,” when referring to a Licensed Patent, mean any expiration, revocation, invalidation, or other termination of the Licensed Patent.

Section 9.2                                   Termination of or Amendments to the Agreement.  If Licensed Patents are transferred by Licensor or are determined to be invalid and such transfers or invalidity have a material effect on the Licensed Patents or Licensee’s ability to operate the Business, the Parties shall discuss in good faith the effect of the transfers or invalidity on the Licensed Patents and the appropriateness of a reduction in the Royalty.  If the Parties are not able to reach agreement despite good-faith discussions, Licensee may terminate this Agreement.  If Licensed Patents are transferred by Licensor or are determined to be invalid (but otherwise the effect of such transfer or invalidity is not material), both Parties shall discuss in good faith the appropriate amendment to the Agreement, including, not limited to, the reduction in the Royalty.

Section 9.3                                   Termination for Cause.  Each Party may terminate this Agreement immediately by giving written notice to the other Party if:

(a)                                 Licensee fails to pay any amounts due under this Agreement on the due date for payment and remains in default not less than 15 calendar days after Licensor’s written notice to make such payment, including payment interest in accordance with Section 4.3(c).

(b)                                 The other Party materially breaches this Agreement (other than a failure to pay any amounts due under this Agreement) and, if such breach is curable, fails to cure such breach within 15 Business Days of the other Party’s written notice of such breach;

(c)                                  The other Party: (i) becomes insolvent or its liabilities exceeds its assets; (ii) suspends payments or any drafts or checks drawn, issued, or undertaken by Licensee are dishonored, (iii) becomes subject, voluntarily or involuntarily, to any bankruptcy, civil rehabilitation, corporate reorganization, or other legal procedure for debt restructuring or work-out (out-of-court procedure for its debts); or (iv) is dissolved or liquidated or takes any corporate action for such purpose; or

(d)                                 VIA, alone or in combination with its Affiliates, no longer has control (as defined in the definition of Affiliate) of Licensee.

Section 9.4                                   Effect of Termination.  Within 30 days after termination or expiration of this Agreement, Licensee shall: (a) submit a Payment Statement to Licensor, and any payments due Licensor will become immediately payable with submission of the final Payment Statement; (b) immediately cease all activities concerning, including all practice and use of, the Licensed Patents (if they have not expired) and Licensed Know-how.  Each Party shall, within five days after termination or expiration: (i) return to the other Party all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on Confidential Information; (ii)

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permanently erase such Confidential Information from its computer systems; and (iii) certify in writing to the other Party that it has complied with the requirements of this Section 9.4.

Section 9.5                                   Survival.  The rights and obligations of the parties set forth in this Section 9.5 and in ARTICLE I (Definitions), Section 3.4 (Challenges to Licensed Patents), ARTICLE IV (Royalties), ARTICLE VII (Confidentiality), ARTICLE VIII (Representations and Warranties), Section 9.4 (Effect of Termination), and ARTICLE X (Miscellaneous), and any right, obligation, or required performance of the parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, shall survive any such termination or expiration.

ARTICLE X
MISCELLANEOUS

Section 10.1                            Independent Contractors.  The relationship between the Parties is that of independent contractors.  Nothing contained in this Agreement is to be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties and neither Party has the authority to contract for or bind the other Party in any manner whatsoever.

Section 10.2                            Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.

Section 10.3                            Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Party shall, at the request of the other Party, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 10.4                            Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder must be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) on the date sent by e-mail of a PDF document, if sent during the recipient’s normal business hours, and on the next Business Day, if sent after the recipient’s normal business hours, on condition that the communication sent by e-mail is also sent by certified or registered mail, return receipt requested, postage prepaid; or (c) if sent internationally, on the fifth day, and if sent within Japan, on the second day, after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the Parties at the following addresses (or at such other address for a Party of which that Party notifies the other Party in accordance with this Section 10.4):

If to Licensor:	Toppan Printing Co., Ltd.
Toppan Shibaura Bldg., 3-19-26 Shibaura,
Minato-ku, Tokyo 108-8539

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

E-mail: teruo.ninomiya@toppan.co.jp, kentaro.kitaoka@toppan.co.jp
Attention: Teruo Ninomiya and Kentaro Kitaoka

With a copy to (which will not constitute notice):	southgate (registered association)
Pacific Square Kudan-Minami, 7th Fl
2-4-11 Kudan-Minami, Chiyoda-ku, Tokyo 102-0074
E-mail: emarcks@southgate-law.com
Attention: Eric Marcks

If to Licensee:	VTS-Touchsensor Products, Co., Ltd.
1101-20, Myohoji-cho, Higashiomi
Shiga, 527-8566, Japan
Email: JWoerle@via-optronics.com
Attention: Dr. Jasmin Wörle

With a copy to (which will not constitute notice):	VIA optronics GmbH
Sieboldstr. 18, 90411 Nurnberg
Facsimile:
E-mail: kbickelbacher@via-optronics.com
Attention: Kathrin Bickelbacher

Jones Day
Kamiyacho Prime Place
1-17, Toranomon 4-chome
Minato-ku, Tokyo 105-0001, JAPAN
E-mail: mushijima@jonesday.com
Attention: Makiko Ushijima

Section 10.5                            Headings.  The headings in this Agreement are for reference only and do not affect its interpretation.

Section 10.6                            Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, that invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable that term or provision in any other jurisdiction.  Upon determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the Parties’ original intent as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the greatest extent possible.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Section 10.7                            Entire Agreement.  This Agreement and the Framework Agreement constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to this subject matter.

Section 10.8                            Successors and Assigns; Assignment.  This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.  Neither Party shall assign its rights or obligations hereunder without the advance written consent of the other Party, which consent must not be unreasonably withheld or delayed by either Party.  No assignment will relieve the assigning Party of any of its obligations hereunder.

Section 10.9                            No Third-party Beneficiaries.  This Agreement is for the sole benefit of the Parties (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or will confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.10                     Amendment and Modification; Waiver.  This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each Party.  No waiver by either Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by that Party.  No waiver by either Party will be, or will be construed as, a waiver in respect of any failure, breach or default not expressly identified by that written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will be, or will be construed as, a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.11                     Governing Law; Dispute Resolution.

(a)                                 This Agreement is governed by and to be construed in accordance with the laws of Japan without giving effect to any choice or conflict of law provision or rule.

(b)                                 The Parties shall endeavor to resolve any dispute, controversy or difference arising out of, in connection with, or related to this Agreement (a “Dispute”) through good-faith negotiations.  If a Dispute is not settled within 20 days after the receipt by a Party of a written request for negotiation under this Section 10.11(b), the Dispute will be referred for consideration by the Parties’ senior officers.  The senior officers will have full authority to settle the Dispute.

(c)                                  If the senior officers are unable to resolve the Dispute within 20 days after the receipt by a Party of a written request for consideration of the Dispute by senior officers under Section 10.11(b), the Parties shall submit the Dispute to arbitration in Tokyo in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association (the “Rules”) for final settlement.  The Parties shall appoint three arbitrators in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

accordance with the rules and shall conduct the arbitration in English.  The decision by the arbitration tribunal will be final and binding on the Parties and may be approved of or entered in (or otherwise be granted enforceability through necessary procedures by) any court having jurisdiction.  The Parties consent to consolidation by the Japan Commercial Arbitration Association of arbitral proceedings initiated under this Agreement with arbitration proceedings initiated under the Framework Agreement.

Section 10.12                     Specific Performance.  The Parties agree that irreparable damage will occur if any provision of this Agreement is not performed in accordance with its terms and that the Parties are entitled to specific performance of its terms, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13                     Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of the Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which that Party may be entitled.

Section 10.14                     Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties execute this IP License Agreement on the date stated in the introductory clause.

Tappan Printing Co., Ltd.

By:	/s/ Teruo Ninomiya
Name:	Teruo Ninomiya
Title:	Senior General Manager

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties execute this IP License Agreement on the date stated in the introductory clause.

VTS-Touchsensor Products, Co., Ltd.

By:	/s/ Dr. Jasmin Wörle
	Name:	Dr. Jasmin Wörle
	Title:	Representative Director

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Schedule 1

Licensed IP

(i) Licensed Patents

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(ii) Licensed Know-how

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